Exhibit 21.1







                          CAPITAL SOUTHWEST CORPORATION

                              List of Subsidiaries




     Name of Subsidiary                                   State of Incorporation
     ------------------                                   ----------------------

     All Components, Inc.                                 Nevada
     Balco, Inc.                                          Delaware
     Humac Company                                        Texas
     Media Recovery, Inc.                                 Nevada
     The RectorSeal Corporation                           Delaware
     Lifemark Group (formerly Skylawn Corporation)        Nevada
     The Whitmore Manufacturing Company                   Delaware